Exhibit 10.21

Feed Purchase Contract

Party A: Weifang Taihong Feed Co., Ltd
Party B: Weifang Yuhe Poultry Co., Ltd

This contract is signed on a friendly negotiation and equality basis by and between the aforementioned parties:

1,	Party B shall buy all necessary feed from Party A; Party A shall offer a preferential price for Party B.

2,	Party A shall provide feed in accordance with the nutrient demands of Party B’s flocks. Party B has the right to test the nutrient ingredients Party A’s provided feed.

3,	Term of this contract: During the term from January 1 st , 2006 to December 31st, 2008, Party B shall place purchase orders in accordance with its operating demands.

4,	Place: Weifang Taihong Feed Co., Ltd

5,	Delivery of feed: Party A shall deliver the feed to appointed breeding farms of Party B.

6,	Payment: The feed shall be paid for in cash or through the banking system.

7,
Violations of this contract: In the event that Party A fails to provide feed in due time, which leads to Party B’s great loss, Party A should compensate for Party B’s losses by deducting the losses from payments of the feeds. Should Party B violates any provisions of this contract, party A can at any time stop the feed supply, or revoke this contract.

8,	This contract shall come into effectiveness after signature by both parties. This contract is made in two original copies, with one to be held by each party.

Party A: Weifang Taihong Feed Co., Ltd
Representatives: Wang Jianbo
Party B; Weifang Yuhe Poultry Co., Ltd
Representatives: Han Chengxiang

Date: January 1 st , 2006